Exhibit 99.1
CONSENT
I,                  hereby consent to being nominated as a director of Barclays PLC, pursuant to the Merger Protocol between ABN AMRO Holding N.V. and Barclays PLC attached as Annex A to the Registration Statement on Form F-4, No. 333-                , and to being named as about to become a director of Barclays PLC in such Registration Statement.
       , 2007